EXHIBIT 10.4

NAME OF SUBSCRIBER:_____________________________

To:	VirtualScopics 350 Linden Oaks Rochester, New York 14625

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is being delivered to you in connection with your investment in a publicly-traded company, which will subsequently change its name to VirtualScopics, Inc. (“Pubco”), and the anticipated acquisition by exchange offer (the “Acquisition”) by Pubco of all of the outstanding membership interests and business of VirtualScopics, LLC, a New York limited liability company. Brookshire Securities Corporation (the “Placement Agent”) shall serve as the placement agent of Pubco in conducting a private placement (the “Private Placement”) of units (“Units”), each Unit consisting of (i) one share of Pubco’s Series A Convertible Preferred Stock (“Preferred Stock”), convertible into 400 shares of Pubco’s common stock (“Common Stock”), and (ii) a detachable, four-year warrant to purchase 200 shares of Common Stock (“Warrant”), at an exercise price of $4.00 per share. The purchase price per Unit is $1,000. The Private Placement is being conducted on a “best efforts - 3,000 Units or none” basis with a maximum of 6,000 Units being offered, subject to a 1,000 Unit oversubscription option. All funds received in the Private Placement prior to the initial closing of the Private Placement (the “Initial Closing”) shall be held in escrow by Signature Bank (the “Escrow Agent”) and, upon fulfillment of the other conditions precedent set forth herein, shall be released from escrow and delivered to Pubco at which time the securities subscribed for as further described below shall be delivered, subject to Section 8 hereof, to you. The Company and the Placement Agent may continue to offer and sell Units and conduct additional closings (each, a “Closing”) for the sale of additional Units after the Initial Closing until the termination of the Offering.

1. SUBSCRIPTION AND PURCHASE PRICE

1.1 Subscription. Subject to the conditions set forth in Section 2 hereof, the undersigned hereby subscribes for and agrees to purchase the number of Units indicated on page F-10 hereof on the terms and conditions described herein. The minimum number of Units that may be purchased is fifty (50). Subscriptions for lesser amounts may be accepted at the discretion of Pubco and the Placement Agent.

1.2 Purchase of Securities. The undersigned understands and acknowledges that the purchase price to be remitted to the Placement Agent in exchange for the Units shall be $1,000 per Unit, for an aggregate purchase price as set forth on page F-10 hereof (the “Aggregate Purchase Price”). The undersigned’s delivery of this Agreement to the Placement Agent shall be accompanied by payment for the Units subscribed for hereunder, payable in United States dollars, by check or wire transfer, to “Signature Bank, as Escrow Agent for VirtualScopics,” with the undersigned’s delivery of this Agreement to the Placement Agent. The undersigned understands and agrees that, subject to Sections 2.1(a) and applicable laws, by executing this Agreement, he, she or it is entering into a binding agreement.

2. ACCEPTANCE AND CLOSING PROCEDURES

2.1 Acceptance or Rejection.

(a) The obligation of the undersigned to purchase the Units shall be irrevocable, and the undersigned shall be legally bound to purchase the Units subject to the terms set forth in this Agreement.

(b) The undersigned understands and agrees that Pubco and the Placement Agent reserve the right to reject this subscription for the Units in whole or part in any order at any time prior to the closing (the “Closing”) of the purchase and sale of the Units if, in their reasonable judgment, they deem such action to be in the best interest of Pubco, notwithstanding the undersigned’s prior receipt of notice of acceptance of the undersigned’s subscription.

(c) In the event of rejection of this subscription by Pubco or the Placement Agent in accordance with Section 2.1(b), or the sale of the Units is not consummated by the Placement Agent for any reason, this Agreement and any other agreement entered into between the undersigned and the Placement Agent relating to this subscription shall thereafter have no force or effect, and the Placement Agent shall promptly return or cause to be returned to the undersigned the purchase price remitted to the Escrow Agent, without interest thereon or deduction therefrom.

2.2 Closing.

Each Closing shall take place at the offices of Greenberg Traurig, LLP, counsel to Pubco, at 200 Park Avenue, 15th Floor, New York, New York 10166, or such other place as determined by the Placement Agent. The Initial Closing shall take place on a Business Day promptly following the satisfaction of the conditions set forth in Section 8 below. Each subsequent Closing shall take place at such times as determined by Pubco (each closing date referred to as a “Closing Date”), or such other date as is mutually agreed to by the parties and the undersigned. “Business Day” shall mean from the hours of 9:00 a.m. (E.S.T.) through 5:00 p.m. (E.S.T.) of a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to be closed.

3. INVESTOR’S REPRESENTATIONS AND WARRANTIES

The undersigned hereby acknowledges, agrees with and represents and warrants to Pubco and the Placement Agent and its affiliates, as follows:

(a) The undersigned has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the undersigned.

(b) The undersigned acknowledges his, her or its understanding that the offering and sale of the Units is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder (“Regulation D”). In furtherance thereof, the undersigned represents and warrants to Pubco and the Placement Agent and its affiliates as follows:

(i) The undersigned realizes that the basis for the exemption from registration may not be available if, notwithstanding the undersigned’s representations contained herein, the undersigned is merely acquiring the Units for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned does not have any such intention.

(ii) The undersigned is acquiring the Units solely for the undersigned’s own beneficial account, for investment purposes, and not with view to, or resale in connection with, any distribution of the shares of Preferred Stock, or shares of Common Stock into which the Preferred Stock is convertible and the Warrants are exercisable.

(iii) The undersigned has the financial ability to bear the economic risk of his, her or its investment, has adequate means for providing for their current needs and contingencies, and has no need for liquidity with respect to the investment in Pubco;

(iv) The undersigned and the undersigned’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, “Advisors”), have received the Confidential Private Placement Memorandum, dated October 3, 2005, together with all appendices thereto (as such documents may be amended or supplemented, the “Memorandum”), relating to the private placement by Pubco of the Units, and all other documents requested by the undersigned or Advisors, if any, have carefully reviewed them and understand the information contained therein, prior to the execution of this Agreement; and

(v) The undersigned (together with his, her or its Advisors, if any) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Units. If other than an individual, the undersigned also represents it has not been organized solely for the purpose of acquiring the Units.

(c) The information in the Investor Questionnaire completed and executed by the undersigned (the “Investor Questionnaire”) is true and accurate in all respects, and the undersigned is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D.

(d) The undersigned (and his, her or its Advisors, if any) has been furnished with a copy of the Memorandum.

(e) The undersigned is not relying on the Placement Agent or its affiliates or sub-agents with respect to economic considerations involved in this investment. The undersigned has relied on the advice of, or has consulted with, only his Advisors. Each Advisor, if any, is capable of evaluating the merits and risks of an investment in the Units as such are described in the Memorandum, and each Advisor, if any, has disclosed to the undersigned in writing (a copy of which is annexed to this Agreement) the specific details of any and all past, present or future relationships, actual or contemplated, between the Advisor and the Placement Agent or any affiliate or sub-agent thereof.

(f) The undersigned represents, warrants and agrees that he, she or it will not sell or otherwise transfer the shares of Preferred Stock or Warrants (including such shares of Common Stock into which the Preferred Stock is convertible and Warrants are exercisable, and collectively with the Preferred Stock and Warrants, the “Securities”) without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the undersigned must bear the economic risk of his, her or its purchase because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available. In particular, the undersigned is aware that the Securities are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The undersigned also understands that, except as otherwise provided herein, Pubco is under no obligation to register the Securities on his, her or its behalf or to assist them in complying with any exemption from registration under the Securities Act or applicable state securities laws. The undersigned understands that any sales or transfers of the Securities are further restricted by state securities laws and the provisions of this Agreement.

(g) No representations or warranties have been made to the undersigned by Pubco, VirtualScopics, LLC or the Placement Agent, or any of their respective officers, employees, agents, sub-agents, affiliates or subsidiaries, other than any representations of Pubco or the Placement Agent contained herein and in the Memorandum, and in subscribing for Units the undersigned is not relying upon any representations other than those contained herein or in the Memorandum.

(h) The undersigned understands and acknowledges that his, her or its purchase of the Units is a speculative investment that involves a high degree of risk and the potential loss of their entire investment and has carefully read and considered the matters set forth in the Memorandum and in particular the matters under the caption “Cautionary Language Regarding Forward-Looking Statements and Industry Data” and “Risk Factors” therein, and, in particular, acknowledges that VirtualScopics has a limited operating history and is engaged in a highly regulated business, including required compliance with the Food, Drug and Cosmetic Act and the rules and regulations of the Food and Drug Administration.

(i) The undersigned’s overall commitment to investments that are not readily marketable is not disproportionate to the undersigned’s net worth, and an investment in the Units will not cause such overall commitment to become excessive.

(j) The undersigned understands and agrees that the certificates for the Securities shall bear substantially the following legend until (i) such Securities shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective or (ii) in the opinion of counsel for Pubco such Securities may be sold without registration under the Securities Act, as well as any applicable “blue sky” or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

(k) Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved the Units or the Securities, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Memorandum. The Memorandum has not been reviewed by any Federal, state or other regulatory authority.

(l) The undersigned and his, her or its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of Pubco and VirtualScopics, LLC concerning the offering of the Units and the business, financial condition, results of operations and prospects of Pubco, and all such questions have been answered to the full satisfaction of the undersigned and his, her or its Advisors, if any.

(m) The undersigned is unaware of, is in no way relying on, and did not become aware of the offering of the Units through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or electronic mail through the Internet, in connection with the offering and sale of the Units and is not subscribing for Units and did not become aware of the offering of the Units through or as a result of any seminar or meeting to which the undersigned was invited by, or any solicitation of a subscription by, a person not previously known to the undersigned in connection with investments in securities generally.

(n) The undersigned has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby (other than commissions to be paid by Pubco to the Placement Agent, its sub-agents or as otherwise described in the Memorandum) and, in turn, to be paid to other selected dealers.

(o) The undersigned is not relying on Pubco, the Placement Agent or any of their respective employees, agents or sub-agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the undersigned has relied on the advice of, or has consulted with, only his, her or its own Advisors.

(p) The undersigned acknowledges that any estimates or forward-looking statements or projections included in the Memorandum were prepared by the future management of Pubco in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by Pubco or its management and should not be relied upon.

(q) No oral or written representations have been made, or oral or written information furnished, to the undersigned or his, her or its Advisors, if any, in connection with the offering of the Units which are in any way inconsistent with the information contained in the Memorandum.

(r) The undersigned’s substantive relationship with the Placement Agent or sub-agents through which the undersigned is subscribing for Units predates the Placement Agent’s or such sub-agents’ contact with the undersigned regarding an investment in the Units.

(s) The foregoing representations, warranties and agreements shall survive the Closing.

4. PUBCO’S REPRESENTATIONS AND WARRANTIES

Pubco hereby acknowledges, agrees with and represents and warrants to each of the undersigned, as follows:

(a) Pubco has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Pubco and is valid, binding and enforceable against Pubco in accordance with its terms.

(b) The Preferred Stock and Warrants to be issued to the undersigned pursuant to this Agreement, when issued and delivered in accordance with the terms thereof and this Agreement, will be duly and validly issued and will be fully paid and non-assessable.

(c) Pubco has duly and validly reserved, out of its authorized and unissued Common Stock, for issuance upon conversion of the Preferred Stock and exercise of the Warrants, a number of shares sufficient for such purpose. The Common Stock to be issued to the undersigned upon conversion of the Preferred Stock and exercise of the Warrants pursuant to this Agreement, when issued and delivered in accordance with this Agreement, the Warrant and the Certificate of Designation, Preferences and Rights pertaining to the Preferred Stock, will, upon receipt by Pubco of the applicable cash conversion or exercise price therefor, be validly issued and fully paid and non-assessable.

(d) Neither the execution and delivery nor the performance of this Agreement by Pubco will conflict with Pubco’s Certificate of Incorporation or By-laws, as amended to date, or result in a breach of any terms or provisions of, or constitute a default under, any material contract, agreement or instrument to which Pubco is a party or by which Pubco is bound.

(e) After giving effect to the transactions contemplated by this Agreement and immediately after the Closing, Pubco will have the outstanding capital stock as described in the Memorandum.

(f) The information contained in the Memorandum is true and correct in all material respects as of its date.

5. COVENANTS

5.1 Registration Rights.

(a) Pubco shall file a registration statement (the “Registration Statement”) with the SEC covering the resale of the shares of Common Stock into which the Preferred Stock is convertible and the Warrants are exercisable on or around, but no later than, one hundred eighty (180) days after the Closing Date. Pubco shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as possible after the initial filing, and agrees to use its commercially reasonable best efforts to respond to any SEC comments or questions regarding the Registration Statement on or prior to the date which is twenty (20) business days from the date such comments or questions are received, but in any event not later than thirty (30) business days from the date such comments or questions are received. Pubco will maintain the effectiveness of the Registration Statement from the date of the effectiveness of the Registration Statement until one (1) year after that date; provided, however, that, if at any time or from time to time after the date of effectiveness of the Registration Statement, Pubco notifies the undersigned in writing of the existence of a Potential Material Event (as defined below), the undersigned shall not offer or sell any of the Securities, or engage in any other transaction involving or relating to the Securities, from the time of the giving of notice with respect to a Potential Material Event until Pubco notifies the undersigned that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, further that, Pubco may not suspend the right of the undersigned pursuant to this Section 5.1(a) for more than sixty (60) days in the aggregate. “Potential Material Event” means the possession by Pubco of material information regarding a potential transaction not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of Pubco that disclosure of such information in the registration statement would be detrimental to the business and affairs of Pubco.

(b) If Pubco fails to file the Registration Statement with the SEC on or prior to one hundred eighty (180) days after the Closing Date, Pubco shall be obligated to issue to the undersigned additional shares of Preferred Stock computed as follows: on the first day that Pubco has failed to file the Registration Statement (the “First Determination Date”), Pubco shall determine the number of shares of Preferred Stock entitled (by virtue of the underlying shares of Common Stock to be registered) to the benefit of the registration rights set forth in this Section 5.1 that are held by the undersigned (the “Subject Securities”). Within sixty (60) days following the First Determination Date, Pubco shall issue to the undersigned such number of shares of Preferred Stock equal to 2% of number of shares of Subject Securities (the “Penalty Shares”). Penalty Shares shall also be issuable upon the expiration of each 30-day period following the First Determination Date during which Pubco has continued to fail to file the Registration Statement (the expiration date of each such 30-day period being a “Subsequent Determination Date”). The number of Penalty Shares issuable following each Subsequent Determination Date shall be determined and issued in accordance with this section on the same basis applicable to the First Determination Date; provided, however, that Penalty Shares previously issued to the undersigned shall be excluded from the calculation of Subject Securities. Notwithstanding the foregoing, Pubco shall not be obligated to issue to the undersigned pursuant to this paragraph an aggregate number of Penalty Shares greater than 20% of the number of shares of Subject Securities originally subscribed for and held by the undersigned.

(c) If Pubco fails to respond to the SEC, within thirty (30) days after receipt, to any questions and comments from the SEC regarding the Registration Statement, Pubco shall be obligated to issue Penalty Shares to the undersigned. The thirty-first (31st) day that Pubco has failed to respond to the SEC is termed the “Response Determination Date.” Within sixty (60) days following the Response Determination Date, Pubco shall issue to the undersigned Penalty Shares (which are equal to 2% of the number of shares of Subject Securities). Penalty Shares shall also be issuable upon the expiration of each 30-day period following the Response Determination Date during which Pubco has continued to fail to respond to the SEC (the expiration date of each such 30-day period being a “Subsequent Response Determination Date”). The number of Penalty Shares issuable following each Subsequent Response Determination Date shall be determined and issued in accordance with this section on the same basis applicable to the Response Determination Date; provided, however, that Penalty Shares previously issued to the undersigned shall be excluded from the calculation of Subject Securities. Notwithstanding the foregoing, Pubco shall not be obligated to issue to the undersigned pursuant to this paragraph an aggregate number of Penalty Shares greater than 20% of the number of shares of Subject Securities originally subscribed for and held by the undersigned.

(d) Pubco shall notify the undersigned at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of the undersigned, Pubco shall also prepare, file and furnish to the undersigned a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The undersigned agrees not to offer or sell any shares covered by the Registration Statement after receipt of such notification until the receipt of such supplement or amendment.

(e) Pubco may request the undersigned to furnish Pubco such information with respect to the undersigned and the undersigned’s proposed distribution of Securities pursuant to the Registration Statement as Pubco may from time to time reasonably request in writing or as shall be required by law or by the SEC in connection therewith, and the undersigned agrees to furnish Pubco with such information.

6. USE OF PROCEEDS

The net proceeds of the Private Placement will be used in a manner consistent with the plan described in “Use of Proceeds” in the Memorandum and based upon periodic budget authorization by Pubco’s Board of Directors. Pubco will use $250,000 following the closing of this Private Placement towards the establishment of a capital markets plan, with such funds to be held in escrow for such limited purpose.

7. INSIDER TRADING PROHIBITION; INDEMNITY

(a) Until the filing by Pubco of its Current Report on Form 8-K with the SEC describing the Acquisition and the Private Placement, the undersigned hereby agrees to (i) refrain from (a) engaging in any transactions with respect to the capital stock of Pubco or securities exercisable or convertible into or exchangeable for any shares of capital stock of Pubco, and (b) entering into any transaction which would have the same effect, or entering into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the capital stock of Pubco and (ii) indemnify and hold harmless Pubco, the Placement Agent, and their respective officers and directors, employees, agents, sub-agents and affiliates and each other person, if any, who controls any of the foregoing, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any violation of this Section 7 by the undersigned.

(b) The undersigned agrees to indemnify and hold harmless Pubco, the Placement Agent, the Escrow Agent and their respective officers and directors, employees, agents, sub-agents and affiliates and each other person, if any, who controls any of the foregoing, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty by the undersigned, or the undersigned’s breach of, or failure to comply with, any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to Pubco, the Placement Agent, the Escrow Agent and their respective officers and directors, employees, agents, sub-agents and affiliates and each other person, if any, who controls any of the foregoing in connection with the Private Placement.

8. CONDITIONS TO ACCEPTANCE OF SUBSCRIPTION

Pubco’s right to accept the subscription of the undersigned is conditioned upon satisfaction of the following conditions precedent on or before the date Pubco accepts such subscription (the “Closing Date”) (any or all of which may be waived by the undersigned in his, her or its sole discretion):

8.1 On the Closing Date, no legal action, suit or proceeding shall be pending which seeks to restrain or prohibit the transactions contemplated by this Agreement.

8.2 The closing of the Acquisition shall occur concurrently with the acceptance of this subscription.

8.3 The Board of Directors of Pubco shall have approved the issuance of the Preferred Stock and Warrants pursuant to this Agreement in accordance with the applicable laws of the jurisdiction of Pubco’s incorporation and expressly approved the assumption of this Agreement.

8.4 Pubco shall have expressly assumed this Agreement and the other subscription documents in the Private Placement for a minimum of 3,000 Units and shall have indicated such assumption by executing and delivering a counterpart of this executed Agreement and the other subscription documents.

8.5 The representations and warranties of Pubco contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if made on the Closing Date.

9. NOTICES TO SUBSCRIBERS

9.1 THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

9.2 THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. SUBSCRIBERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

10.  MISCELLANEOUS PROVISIONS

10.1 Modification. Neither this Agreement, nor any provisions hereof, shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

10.2 Survival. The undersigned’s representations and warranties made in this Subscription Agreement shall survive the execution and delivery of this Agreement and the delivery of the Preferred Stock and the Warrant.

10.3 Notices. Any party may send any notice, request, demand, claim or other communication hereunder to the undersigned at the address set forth on the signature page of this Agreement or to Pubco at the address set forth above using any means (including personal delivery, expedited courier, messenger service, fax, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties written notice in the manner herein set forth.

10.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.5 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties to this Agreement and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person or entity, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by, and be binding upon, each such person or entity and his or its heirs, executors, administrators, successors, legal representatives and assigns.

10.6 Assignability. This Agreement is not transferable or assignable by the undersigned. This Agreement shall be transferable or assignable by the Placement Agent to Pubco.

10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles.

ANTI-MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?
The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand theses efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?
Under new rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transactions and ensure compliance with the new laws.

As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

PRIVACY POLICY

It is the policy of Brookshire Securities Corporation (BSC) to respect the privacy of customers who subscribe to transactions underwritten by BSC.

Whether its own brokers introduce Customers to BSC or the introduction was made through Selling Agents, (hereinafter referred to as “Subscribers”) nonpublic personal information is protected by BSC.

BSC does not disclose any nonpublic personal information about Subscribers to anyone, except as required or permitted by law and to effect, administer, or enforce transactions requested by Subscribers in the ordinary processing, servicing or maintaining their accounts. Furthermore, BSC does not reserve the right to disclose Subscriber’s nonpublic personal information in the future without first notifying the Subscriber of a change in privacy policy and providing a convenient opportunity for Subscriber to opt out of information sharing with nonaffiliated third parties.

Under the USA PATRIOT Act of 2001 (Public Law 107-56)(together with all rules and regulations promulgated hereunder, the “Patriot Act”), BSC and/or your broker may be required or requested to disclose to one or more regulatory and/or law enforcement bodies certain information regarding transactions relating to your account involving transactions with foreign entitles and individuals, other transactions in your account as required in the Patriot Act and other activities described in the Patriot Act as “suspicious activities”. Neither BSC nor your broker shall have any obligation to advise you of any such disclosures or reports made in compliance with the Patriot Act.

ALL SUBSCRIBERS MUST COMPLETE THIS PAGE

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the ____ day of ____________ 2005.

________________________ Units subscribed for	X $1,000 for each Unit	= $_____________________. Aggregate Purchase Price

Manner in which Title is to be held (Please Check One):
1.	___	Individual	7.	___	Trust/Estate/Pension or Profit sharing Plan Date Opened:___ ___________
2.	___	Joint Tenants with Right of Survivorship	8.	___	As a Custodian for ________________________________ Under the Uniform Gift to Minors Act of the State of ________________________________
3.	___	Community Property	9.	___	Married with Separate Property
4.	___	Tenants in Common	10.	___	Keogh
5.	___	Corporation/Partnership/ Limited Liability Company	11.	___	Tenants by the Entirety
6.	___	IRA

IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN.
INDIVIDUAL SUBSCRIBERS MUST COMPLETE PAGE F-11.
SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGE F-12.

EXECUTION BY NATURAL PERSONS

_____________________________________________________________________________ Exact Name in Which Title is to be Held

_________________________________ Name (Please Print)	_________________________________ Name of Additional Purchaser

_________________________________ Residence: Number and Street	_________________________________ Address of Additional Purchaser

_________________________________ City, State and Zip Code	_________________________________ City, State and Zip Code

_________________________________ Social Security Number	_________________________________ Social Security Number

_________________________________ Telephone Number	_________________________________ Telephone Number

_________________________________ Fax Number (if available)	________________________________ Fax Number (if available)

_________________________________ E-Mail (if available)	________________________________ E-Mail (if available)

__________________________________ (Signature)	________________________________ (Signature of Additional Purchaser)
ACCEPTED this ___ day of _________ 2005, on behalf of Pubco.
By: _________________________________ Name: Title:

EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY
(Corporation, Partnership, LLC, Trust, Etc.)

_____________________________________________________________________________ Name of Entity (Please Print)

Date of Incorporation or Organization: _______________________________________________________________
State of Principal Office: __________________________________________________________________________
Federal Taxpayer Identification Number: _____________________________________________________________

____________________________________________
Office Address

____________________________________________
City, State and Zip Code

____________________________________________
Telephone Number

____________________________________________
Fax Number (if available)

____________________________________________
E-Mail (if available)

By: _________________________________ Name: Title:
[seal] Attest: _________________________________ (If Entity is a Corporation)	_________________________________ _________________________________ Address

ACCEPTED this ____ day of __________ 2005, on behalf of Pubco.
By: _________________________________ Name: Title:

INVESTOR QUESTIONNAIRE

Instructions: Check all boxes below which correctly describe you.

☐
You are (i) a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), (ii) a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity, (iii) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) an insurance company as defined in Section 2(13) of the Securities Act, (v) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), (vi) a business development company as defined in Section 2(a)(48) of the Investment Company Act, (vii) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958, as amended, (viii) a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and you have total assets in excess of $5,000,000, or (ix) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and (1) the decision that you shall subscribe for and purchase units consisting of one (1) share of Series A Convertible Preferred Stock and a three-year detachable warrant to purchase shares of common stock (the “Units”), is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, (2) you have total assets in excess of $5,000,000 and the decision that you shall subscribe for and purchase the Units is made solely by persons or entities that are accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act (“Regulation D”) or (3) you are a self-directed plan and the decision that you shall subscribe for and purchase the Units is made solely by persons or entities that are accredited investors.

☐	You are a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐
You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation, Massachusetts or similar business trust or a partnership, in each case not formed for the specific purpose of making an investment in the Units and with total assets in excess of $5,000,000.

☐	You are a director or executive officer of VirtualScopics, LLC.

☐	You are a natural person whose individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time of your subscription for and purchase of the Units.

☐
You are a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of the two most recent years, and who has a reasonable expectation of reaching the same income level in the current year.

☐
You are a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose subscription for and purchase of the Units is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

☐	You are an entity in which all of the equity owners are persons or entities described in one of the preceding paragraphs.

The undersigned hereby represents and warrants that all of its answers to this Investor Questionnaire are true as of the date of its execution of the Subscription Agreement pursuant to which it purchased Units of Pubco.

_______________________________________
Name of Purchaser [please print]

___________________________
Signature of Purchaser (Entities please
provide signature of Purchaser’s duly
authorized signatory.)

___________________________
Name of Signatory (Entities only)

___________________________
Title of Signatory (Entities only)
________________________________________ Name of Co-Purchaser [please print] ____________________________ Signature of Co-Purchaser